UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2021

GLOBAL TECH INDUSTRIES GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	000 - 10210	83 - 0250943
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

511 Sixth Avenue, Suite 800
New York, New York	10011
(Address of principal executive offices)	(Zip Code)

212-204-7926

(Registrant’s telephone number, including area code)

________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Securities registered under Section 12(b) of the Exchange Act: None

Securities registered pursuant to Section 12(g) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $.001 par value	GTII	N/A

Item 1.01 Entry into Material Definitive Agreement

On March 22, 2021, Global Tech Industries Group, Inc., (“GTII”) a Nevada corporation, entered into a warrant agreement with Liberty Stock Transfer Agent (“Liberty”), whereby Liberty agreed to act as GTII’s warrant agent in its offering of warrants to GTII’s shareholders (each, a “Warrant”). All shareholders of record on April 1, 2021 shall be issued 0.10 of a Warrant per share of Common Stock held of record by such holder. However, no fractional Warrants will be issued. The Warrants will be issued on or about April 8, 2021. Each full Warrant shall be exercisable into one share of GTII’s common stock at an exercise price of $2.75. The Warrants shall expire on April 8, 2023. Manhattan Transfer Registrar Co. shall act as co-agent with Liberty.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	WARRANT AGREEMENT, dated March 22, 2021, by and between Global Tech Industries Group, Inc. and Liberty Stock Transfer Agent

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 23, 2021

GLOBAL TECH INDUSTRIES GROUP, INC.

By:	/s/ David Reichman
David Reichman
Chairman & CEO